Exhibit 1

IDENTIFICATION OF RELEVANT SUBSIDIARIES

FCOF UB Securities LLC ("FCOF") directly holds 0 shares of Common Stock.  Fortress Credit Opportunities Fund (A) LP ("FCOF A") holds a 29.42% interest in FCOF.  FCOF UB Holdings Ltd. ("FCOF UB") holds a 70.58% interest in FCOF.  FCOF BC Holdings LLC ("FCOF BC") is the 100% owner of FCOF UB.  Fortress Credit Opportunities Fund (B) LP ("FCOF B") holds a 54.56% interest in FCOF BC.  Fortress Credit Opportunities Fund (C) L.P. ("FCOF C") holds a 45.44% interest in FCOF BC.  FCO Fund GP LLC ("FCO GP") is the general partner of each of FCOF A, FCOF B and FCOF C.  Fortress Credit Opportunities Advisors LLC ("FCO Advisors") is the investment advisor for each of FCOF A, FCOF B and FCOF C.

FCOF UB Investments LLC (“FCOF Investments”) directly holds 0 shares of Common Stock.  FCOF A holds a 29.42% interest in FCOF Investments.  FCOF B holds a 38.51% interest in FCOF Investments.  FCOF C holds a 32.07% interest in FCOF Investments.

FCOF II UB Securities LLC ("FCOF II") directly holds 0 shares of Common Stock.  Fortress Credit Opportunities Fund II (A) LP ("FCOF II A") holds a 35.76% interest in FCOF II.  FCOF II UB Holdings Ltd. (“FCOF II Holdings”) holds a 62.42% interest in FCOF II.  Fortress Credit Opportunities Fund II (E) LP ("FCOF II E") holds a 1.82% interest in FCOF II.  FCOF II BCD Holdings LLC (“FCOF BCD II”) is the 100% owner of FCOF II Holdings.  Fortress Credit Opportunities Fund II (B) LP ("FCOF II B") holds a 39.18% interest in FCOF BCD II.  Fortress Credit Opportunities Fund II (C) L.P. ("FCOF II C") holds a 54.98% interest in FCOF BCD II.  Fortress Credit Opportunities Fund II (D) L.P. ("FCOF II D") hold a 5.84% interest in FCOF BCD II.  FCO Fund II GP LLC ("FCO II GP") is the general partner of each of FCOF II A, FCOF II B, FCOF II C, FCOF II D and FCOF II E.  FCO Advisors is the investment advisor for each of FCOF II A, FCOF II B, FCOF II C, FCOF II D and FCOF II E.

FCOF II UB Investments LLC (“FCOF Investments II”) directly holds 0 shares of Common Stock.  FCOF II A holds a 35.76% interest in FCOF Investments II.  FCOF II B holds a 24.46% interest in FCOF Investments II.  FCOF II C holds a 34.32% interest in FCOF Investments II.  FCOF II D holds a 3.65% interest in FCOF Investments II.  FCOF II E holds a 1.82% interest in FCOF Investments II.

FCO MA LSS LP ("FCO MA LSS") directly holds 0 shares of Common Stock.  FCO MA LSS GP LLC ("FCO MA LSS GP") is the general partner of FCO MA LSS.  FCO MA LSS Advisors LLC ("FCO MA LSS Advisors") is the investment advisor for FCO MA LSS.

FCO MA II UB Securities LLC ("FCO MA II UB") directly holds 0 shares of Common Stock.  FCO MA II LP ("FCO MA II") holds a 100% interest in FCO MA II UB.  Fortress Credit Opportunities MA II Advisors LLC ("FCO MA II Advisors") is the investment advisor for FCO MA II.  FCO MA II GP LLC ("FCO MA II GP") is the general partner of FCO MA II.

FCO MA MAPLE LEAF LP (“FCO MAPLE LEAF”) directly holds 0 shares of Common Stock.  FCO MA MAPLE LEAF GP LLC (“FCO MAPLE LEAF GP”) is the general partner of FCO MAPLE LEAF.  Fortress Credit Opportunities MA MAPLE LEAF Advisors LLC (“FCO MAPLE LEAF Advisors”) is the investment advisor for FCO MAPLE LEAF.

Fortress Global Opportunities (Yen) Fund L.P. (“FGO Yen”) directly holds 0 shares of Common Stock.  FGO (Yen) GP LLC (“FGO Yen GP”) is the general partner of FGO Yen.  Fortress Global Opportunities (Yen) Advisors LLC (“FGO Yen Advisors”) is the investment advisor for FGO Yen.

FTS SIP L.P. ("FTS SIP") directly holds 0 shares of Common Stock.  FCO MA GP LLC ("FCO MA GP") is the general partner of FTS SIP.  Fortress Credit Opportunities MA Advisors LLC ("FCO MA Advisors") is the investment advisor for FTS SIP.

Worden Master Fund LP ("Worden Master") directly holds 0 shares of Common Stock.    Fortress Special Opportunities I GP LLC ("FSO I GP") is the general partner of Worden Master.  Fortress Special Opportunities Advisors LLC ("FSO Advisors") is the investment advisor for Worden Master.

Worden Master Fund II LP ("Worden Master II") directly holds 0 shares of Common Stock.  FSO I GP is the general partner of Worden Master II.  FSO Advisors is the investment advisor for Worden Master II.

Drawbridge DSO Securities LLC ("DSO") directly holds 0 shares of Common Stock.  Drawbridge Special Opportunities Fund LP ("DBSO Fund LP") holds a 100% interest in DSO.  Drawbridge Special Opportunities GP LLC ("DBSO GP") is the general partner of DBSO Fund LP.  Fortress Principal Investment Holdings IV LLC ("Principal Holdings") is the managing member of DBSO GP.

Drawbridge OSO Securities LLC ("OSO") directly holds 0 shares of Common Stock.  Drawbridge Special Opportunities Fund Ltd. ("DBSO Fund Ltd") holds a 100% interest in OSO.  Drawbridge Special Opportunities Intermediate Fund L.P. ("DBSO Intermediate") is the 100% owner of DBSO Fund Ltd.  Drawbridge Special Opportunities Offshore GP LLC ("DBSO Offshore GP") is the general partner of DBSO Intermediate.  Drawbridge Special Opportunities Advisors LLC ("DBSO Advisors") is the investment advisor for each of DBSO Fund LP and DBSO Fund Ltd.

Hybrid GP Holdings LLC ("Hybrid GP") holds a 100% interest in each of FCO GP, FCO II GP, FCO MA GP, FGO Yen GP, FCO MAPLE LEAF GP, FCO MA II GP and FCO MA LSS GP.

FIG LLC ("FIG") holds a 100% interest in FCO Advisors, FCO MA Advisors, FSO Advisors, FCO MA LSS Advisors, FGO Yen Advisors, FCO MAPLE LEAF Advisors, DBSO Advisors and FCO MA II Advisors.

Fortress Operating Entity I LP ("FOE I") is the sole managing member of each of FIG, FSO I GP, Principal Holdings and DBSO Offshore GP.

FIG Corp. is the general partner of FOE I.  FIG Corp. is wholly-owned by Fortress Investment Group LLC.